                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Computer Language Research, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Douglas H. Gross
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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

                        COMPUTER LANGUAGE RESEARCH, INC.
                                2395 MIDWAY ROAD
                            CARROLLTON, TEXAS 75006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 2, 1995

     NOTICE IS HEREBY GIVEN that the 1995 annual meeting of the shareholders (the "Meeting") of Computer Language Research, Inc., a Texas corporation (the "Corporation"), will be held in the auditorium of the Corporation's headquarters at 2395 Midway Road, Carrollton, Texas 75006, Tuesday, May 2, 1995, at 9:30 A.M., local time, for the following purposes:

          (1) To elect seven directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          (2) To consider and vote on a proposal to adopt the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan.

          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     The close of business on March 10, 1995, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting and any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting shall be open to examination by any shareholder during normal business hours at the Corporation's headquarters at 2395 Midway Road, Carrollton, Texas 75006.

     SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                            By Order of the Board of Directors

                                            DOUGLAS H. GROSS
                                            Secretary

Carrollton, Texas
April 1, 1995

                        COMPUTER LANGUAGE RESEARCH, INC.
                                2395 MIDWAY ROAD
                            CARROLLTON, TEXAS 75006

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 2, 1995

     This Proxy Statement, which is first being mailed on or about April 1, 1995, to shareholders of record as of March 10, 1995 of Computer Language Research, Inc. (the "Corporation"), is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 1995 Annual Meeting of Shareholders (the "Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Unless a shareholder otherwise specifies, all shares represented by valid proxies will be voted (i) FOR the election of the seven persons named in this Proxy Statement under the heading Election of Directors as nominees for directors of the Corporation, (ii) FOR the proposal to adopt the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan, and
(iii) at the discretion of the proxy holders, on any other matter that may properly come before the Meeting or any adjournment thereof. A shareholder's proxy may be revoked at any time prior to its exercise. Written notice of such revocation should be provided to Society National Bank, P.O. Box 971154, Cleveland, Ohio 44197-1155, Attention: Proxy Department, prior to May 2, 1995. If notice of revocation is not received at such office prior to such date, a shareholder may nevertheless revoke a proxy if such shareholder attends the Meeting and votes in person. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a previously granted proxy.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof is March 10, 1995 (the "Record Date"), on which date the Corporation had issued and outstanding 13,967,130 shares of common stock, $0.01 par value per share (the "Common Stock"). These shares were registered in the names of 488 shareholders.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Abstentions are counted for purposes of determining whether a quorum is present at the Meeting. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter, only if authority to vote on the matter is granted by the respective proxy.

     A holder of shares of Common Stock on the Record Date shall be entitled to one vote per share with regard to each nominee for director and on each other matter to be voted on at the Meeting. Cumulative voting in the election of directors is prohibited.

     In order to be elected a director, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is necessary for the adoption of the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan.

     A shareholder may, with respect to election of directors, (i) vote "FOR" the election of all seven director nominees named in this Proxy Statement, (ii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the shareholder withholds authority to vote, or (iii) "WITHHOLD" authority to vote for all seven director nominees named herein by so indicating in the appropriate space on the Proxy Card.

     A shareholder attending the Meeting and voting in person may, with respect to each other matter coming before the Meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter.

     For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions have the effect of negative votes. Broker non-votes will not affect the outcome of the election. Shares will be voted as instructed in the accompanying proxy card on each matter submitted to shareholders. If no instructions are given, the shares will be voted "FOR" the election of all seven director nominees named herein and "FOR" the proposal to adopt the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Board of Directors of the Corporation, pursuant to the Bylaws, has by resolution fixed the number of directors of the Corporation at seven. All seven directors of the Corporation are to be elected at the Meeting. Those nominated by the Board of Directors are: Francis W. Winn, Stephen T. Winn, Dr. David L. Winn, Alfred R. Berkeley III, James R. Dunaway, Jr., Merle J. Volding and Max D. Hopper. It is intended that the names of these persons will be placed in nomination at the Meeting and that the persons named as proxies on the proxy card will vote for their election. Each director elected will hold office until the next annual meeting of shareholders or until his successor shall have been duly elected and qualified. Each nominee for director has consented to his nomination as a director and, so far as the Board of Directors and the management of the Corporation are aware, will serve as a director if elected. In case any nominee is unable to serve or for good cause will not serve, the proxies will have discretionary authority in that instance to vote the proxy for a substitute designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR.

                 BACKGROUND AND BUSINESS EXPERIENCE OF NOMINEES

     Francis W. Winn, 77, the founder of the Corporation and a director since 1969, served as its Chairman of the Board and President from February, 1969 until May, 1977, and continues to serve as Chairman of the Board. Prior to founding the Corporation, Mr. Winn was employed by various petroleum or petroleum-related companies in research management. Mr. Winn is the father of Stephen T. Winn and Dr. David L. Winn, and the father-in-law of James R. Dunaway, Jr., all directors of the Corporation.

     Stephen T. Winn, 48, has served as a director since 1969, and as President and Chief Executive Officer since May, 1977. Mr. Winn served as Executive Vice President from 1971 until his election as President in 1977. Mr. Winn was selected as a Sloan Fellow at Stanford University in 1980 and holds an M.M.S. Degree in Management Science from Stanford. He has served as a member of the Stanford University Sloan Advisory Board, American Business Conference and the American Electronics Association, and is an executive board member of the Circle Ten Council of the Boy Scouts of America and a trustee for the St. Mark's School of Texas.

     David L. Winn, M.D., 38, a director since 1987, previously served as a director from 1977 to 1984. Currently, Dr. Winn is practicing primary care medicine in Cedar Park, Texas.

     Alfred R. Berkeley III, 50, a director since 1989, is a Managing Director of Alex. Brown & Sons, Incorporated, an investment banking firm with which he was associated previously from 1972 through 1988. From 1989 to 1991, Mr. Berkeley was Chairman and Chief Executive Officer of Rabbit Software Corp., which provides products and services for microcomputer network communications. Mr. Berkeley is a director of

Cognos Incorporated and Princeton Capital Management. He is Chairman of the Corporation's Audit Committee and a member of its Compensation Committee.

     James R. Dunaway, Jr., 46, a director since 1982, is the founder and owner of Dunaway Associates, Inc., Engineers-Planners of Fort Worth, Texas and Phoenix, Arizona. Since 1981, Mr. Dunaway has been an active real estate investor and developer in the Dallas/Fort Worth area. Mr. Dunaway is a registered Professional Engineer and Registered Professional Land Surveyor in the State of Texas. He is a member of the Corporation's Compensation Committee.

     Merle J. Volding, 71, a director since 1989, currently serves as a director and consultant to BancTec, Inc., a provider of integrated financial transaction processing systems, applications software, and support services, where he served as a director, Chairman of the Board, and Chief Executive Officer from 1974 until 1986. He is Chairman of the Corporation's Compensation Committee and a member of its Audit Committee.

     Max D. Hopper, 60, a director since August of 1994, served at AMR Corporation -- an air transportation company and provider of information services to the travel and transportation industry -- as senior vice president from 1985 through January 1995 and as chairman of The SABRE Group from April 1993 through January 1995. Mr. Hopper served as executive vice president for Bank of America from 1982 through 1985. Prior to originally joining AMR in 1972, Mr. Hopper worked for Shell Oil Company, Electronic Data Systems and United Airlines. He serves on the boards of directors of Gartner Group and Legent Corporation. He is a member of the Corporation's Compensation and Audit Committees.

       PROPOSAL TWO -- APPROVAL OF THE COMPUTER LANGUAGE RESEARCH, INC.,
                 NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN

     On August 4, 1994, the Corporation's Board of Directors unanimously adopted the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan (the "Plan") with the condition that the Plan be submitted to the Corporation's shareholders for approval. The provisions of the Plan are generally summarized below. This description is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. The Corporation intends that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The purpose of the Plan is to enable the Corporation to attract and retain persons of outstanding credentials and competence to serve as non-employee members of the Corporation's Board of Directors (the "Board"), to more closely align the interests of the non-employee members of the Board with those of the Corporation's shareholders and to motivate non-employee members of the Board to take such actions as shall improve corporate performance on a long-term basis.

     The Plan provides that a maximum of 250,000 shares of Common Stock (the Corporation's common stock, $0.01 par value, and such other stock as may be substituted for Common Stock pursuant to the Plan), subject to adjustment as provided in the Plan, are available for the grant of options. Shares subject to grants which expire, terminate, or are cancelled or forfeited would again be available for the grant of options.

     Participation in the Plan is limited to persons who are members of the Board and who are not full time employees of the Corporation (the
"Participants"). As of the date of this Proxy Statement, there are five non-employee directors of the Corporation.

     The Plan provides for three types of option grants: Initial Grants (which provide a one-time grant to the Corporation's non-employee directors as of April 26, 1994), New Director Grants (which provide a one-time grant to new directors upon their first election to the Board) and Re-elected Director Grants (which provide yearly grants to existing directors each time they are re-elected). Pursuant to the terms of the Plan, each non-employee director who was elected at the annual meeting of the Corporation's shareholders on April 26, 1994, and only such persons, will, subject to approval of the Plan by the Corporation's shareholders, receive an Initial Grant consisting of an option to purchase 7,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on August 4, 1994 (generally, "fair market value" on any date will mean the closing price of the Common Stock for such date reported in The Wall Street

Journal). Pursuant to the terms of the Plan, each non-employee director who, for the first time, is elected a director of the Corporation by vote of its shareholders (or by vote of a majority of the directors pursuant to the provisions of Section 4 of the Corporation's Bylaws) will receive a New Director Grant consisting of an option to purchase 7,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the date of such initial election. Pursuant to the terms of the Plan, each non-employee director who is re-elected a director of the Corporation by vote of its shareholders will, upon each such re-election, receive a Re-elected Director Grant consisting of an option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the date of each such re-election.

     Pursuant to the terms of the Plan, options generally vest in 20% increments and become fully vested on the fifth anniversary of the date of grant. With regard to the Initial Grants and for vesting purposes only, the date of grant shall be deemed to be April 26, 1994. Options become immediately exercisable in full upon the Termination Date (as defined below), a Participant's death, disability (as defined in the Plan) or retirement from the Board with at least five year's service as a director; or immediately prior to the effective date of any change in control (as defined in the Plan).

     Pursuant to the terms of the Plan, each option automatically terminates upon the earliest of: one year after the Termination Date, one year after a Participant ceases to be a director of the Corporation by reason of retirement from the Board with at least five years service as a director, death or disability (as defined in the Plan); the date a Participant ceases to be a director of the Corporation for any other reason; or the effective date of any change of control (as defined in the Plan).

     The Plan is to be administered by a committee composed of non-Participants so as to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Grants of options to non-employee directors under the Plan and the amount, nature and timing of the grants are automatically determined as described above and are not subject to the determination of the committee. The committee interprets the Plan and may adopt rules, regulations and procedures to administer the Plan.

     The Plan terminates on the earlier of August 4, 2004 or such date as the Board in its sole discretion shall determine to terminate or abandon the Plan (the "Termination Date").

     Options granted under the Plan are intended to be "nonqualified stock options," and are not intended to meet the requirements of Section 422 of the Internal Revenue Code. A Participant should not recognize income for federal income tax purposes upon the grant of a nonqualified option under the Plan. The Corporation will not be entitled to any tax deduction at that time. Upon exercise, a Participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value on the date of exercise of the shares of Common Stock purchased over their aggregate exercise price. The Corporation will be entitled to a tax deduction in an amount equal to the compensation recognized by the Participant. Upon the disposition by a Participant of shares of Common Stock previously acquired by means of an exercise of an option granted under the Plan, the difference between the amount realized upon the disposition and the fair market value of the shares on the date of exercise will be treated either as short-term or long-term capital gain to the Participant, depending upon the length of time the shares have been held by a Participant after the date of exercise.

     Prior to the date of this Proxy Statement and subject to shareholder approval of the Plan, four non-employee directors were granted Initial Grants (with initial vesting dates of April 26, 1995) and one non-employee director was granted a New Director Grant (with an initial vesting date of August 4, 1995). The following table sets forth information regarding all options granted subject to shareholder approval of the Plan prior to the date of this Proxy Statement. No options were granted which were not subject to and contingent upon shareholder approval of the Plan. In addition, if the Plan is approved by the shareholders at the Meeting, each director re-elected at the Meeting will receive a Re-elected Director Grant consisting of an option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of such Meeting.

COMPUTER LANGUAGE RESEARCH, INC., NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN

            NAME AND POSITION               EXERCISE PRICE           NUMBER OF SHARES
- ---------------------------------------     --------------     ---------------------------
Non-Employee Director Group Elected on
  April 26, 1994(1)                           $ 8.00(2)        30,000 -- Total Initial Grants
  Dr. David L. Winn -- Director                                 7,500 -- Initial Grant
  James R. Dunaway, Jr. -- Director                             7,500 -- Initial Grant
  Alfred R. Berkeley III -- Director                            7,500 -- Initial Grant
  Merle J. Volding -- Director                                  7,500 -- Initial Grant

Max Dean Hopper -- Director                   $ 8.00(2)         7,500 -- New Director Grant

- ---------------

(1) Only the non-employee Director Group is listed because only non-employee directors may participate in the Plan.

(2) The exercise price of these options is equal to 100% of the closing market price of the Common Stock on August 4, 1994, the date of the grant, on the Nasdaq National Market System as reported in The Wall Street Journal.

NOTE: The market value of the Common Stock underlying the outstanding options was $8.375 per share on March 10, 1995, based on the closing market price of the Common Stock on such date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE FOR THE ADOPTION OF THE COMPUTER LANGUAGE RESEARCH, INC., NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Corporation and to act on matters requiring Board approval. It also holds special meetings, including telephonic meetings, between scheduled meetings when the need arises. The Board of Directors held six meetings during the 1994 fiscal year. During such period and during their terms of office, each current member and nominee of the Board participated in at least 75% of the aggregate of all Board meetings and all applicable committee meetings.

     The Board of Directors has established standing Audit and Compensation Committees whose functions and the number of meetings held during the 1994 fiscal year are described below. The members of these Committees have been identified above under the heading Background and Business Experience of Nominees. The Board of Directors does not have a Nominating Committee; rather, the Board functions as a committee of the whole to nominate candidates for Board membership.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors for the Corporation and monitors the performance of such auditors; reviews and approves the scope of the annual audit; reviews with the independent auditors in February of each year the results of the audit for the prior fiscal year before the earnings report for such fiscal year is released publicly; reviews and evaluates with management quarterly financial statements; reviews with management the scope and adequacy of internal accounting controls; reviews and evaluates the objectivity, effectiveness and resources of the internal audit function; evaluates problem areas having a potential financial impact on the Corporation which may be brought to its attention by management, the independent auditors, or the Board of Directors and reviews certain public financial reporting documents of the Corporation. The members of the Audit Committee confer privately with the independent auditors. The Audit Committee met four times during the 1994 fiscal year.

     Compensation Committee. As described more fully in the Report of the Compensation Committee on Executive Compensation, the Compensation Committee has responsibility to review and approve executive compensation plans and packages. The Compensation Committee met four times during the 1994 fiscal year.

     Compensation of Directors. During 1994, each non-employee director received a $1,000 per month retainer. Audit and Compensation Committee members received $250 per month for serving on each committee. Non-employee directors were also paid $1,000 per day for each day of attendance at Board meetings and were reimbursed for their out-of-pocket expenses in attending meetings. If approved by the shareholders of the Corporation at the May 2, 1995, Meeting, non-employee directors will participate in the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan which is attached to this Proxy Statement as Exhibit A.

                  CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICER

     Effective September 24, 1993, the Corporation guaranteed the repayment of a four-year $2.0 million loan by a bank ("Bank") to the Corporation's President. Payment of the President's $2.0 million bank loan is secured by a $2.0 million letter of credit in favor of the Bank, the Corporation being the account party, and is further secured by a Corporate Guarantee and by 752,000 shares of Common Stock of the Corporation pledged to the Bank by the Corporation's President. This letter of credit was issued by one of the two banks that issued the Corporation's $12.0 million maximum revolving credit loan and letter of credit facility ("Line") (the other bank being the Bank) and, accordingly, at December 31, 1994, availability under the Corporation's Line was reduced by this $2.0 million letter of credit. The President is obligated to reimburse the Corporation for any amount that the Corporation may pay under the Corporate Guarantee, and accordingly, has pledged directly to the Corporation an additional 485,850 shares of Common Stock and has granted the Corporation security interests in certain other personal property owned by the President. Should the Bank draw down the letter of credit or should the Corporation perform under the Corporate Guarantee, the Corporation would also succeed to the Bank's security interest in the President's 752,000 pledged shares of Common Stock. The President has agreed to reimburse the Corporation for certain expenses relating to the transaction at such time as the Corporate Guarantee shall terminate. At December 31, 1994, the market value of the shares pledged to the Corporation by the President and the shares to which the Corporation would succeed upon performance of the Corporate Guarantee each exceeded the amount of the Corporate Guarantee.

        BENEFICIAL OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS,
                     DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 1994, regarding the beneficial ownership of the Corporation's Common Stock by (i) each person known by the Corporation to own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director and named executive officers and (iii) all directors and named executive officers of the Corporation as a group. For purposes of the table, including the footnotes thereto, the beneficial ownership of shares of Common Stock is being reported as required under applicable securities laws and interpretations and may not be reflective of state law ownership interests. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, except as noted and except for shares held as joint tenants, tenants-in-common and shares held in a family limited partnership, as to which shares the named persons have shared voting and investment power.

                                                                      NUMBER OF           % OF
                 NAME                          ADDRESS                  SHARES           CLASS
    -------------------------------  ---------------------------   ----------------    ----------
    Francis W. Winn*                 2395 Midway Road                    422,838(1)        3.03%
                                     Carrollton, Texas 75006
    Stephen T. Winn*                 2395 Midway Road                  4,229,562(2)       30.33%
                                     Carrollton, Texas 75006
    David L. Winn*                   190 Buttercup Creek Blvd.         4,245,112(3)       30.44%
                                     Cedar Park, Texas 78613
    James R. Dunaway, Jr.*           1501 Merrimac Circle              4,361,712(4)       31.28%
                                     Ft. Worth, Texas 76107
    Carol Winn Dunaway               1501 Merrimac Circle              4,361,712(5)       31.28%
                                     Ft. Worth, Texas 76107
    Winn Family, Ltd.                c/o Stephen T. Winn, Mgr.         1,538,462(6)       11.03%
      A Texas Limited Partnership    2395 Midway Road
                                     Carrollton, Texas 75006
    The Winn Family                  c/o Roger Smith, Trustee            756,150           5.42%
      Irrevocable Trust              5317 Boca Raton
                                     Dallas, Texas 75229
    Alfred R. Berkeley III*                                               28,000(7)          --**
    Merle J. Volding*                                                          0             --**
    Max Dean Hopper*                                                           0             --**
    M. Brian Healy                                                        18,000(8)          --**
    E. Dean Liles                                                         20,000(8)          --**
    Wendell L. Wheeler                                                    15,500(8)          --**
    All directors and named
      executive officers as a group
      (10 persons)                                                    10,263,800(9)       72.95%

- ---------------

 *  Director and Nominee

**  Less than 1%

(1) Includes 250,000 shares directly owned by Nancy K. Winn, Mr. Winn's wife, as to which shares Mr. Winn disclaims beneficial ownership; 98,300 shares held as tenants-in-common with Mrs. Winn and 37,500 shares held as joint tenants with Mrs. Winn.

(2) Includes 312,500 shares owned by a family trust, of which Stephen T. Winn is the sole trustee; 162,600 shares owned by trusts for Mr. Winn's children, of which he is the sole trustee; 61,000 shares held in custodianship accounts for Mr. Winn's children, of which he is the sole custodian; and 51,150 shares directly owned by Mr. Winn's wife, as to all of which shares Mr. Winn disclaims beneficial ownership. Also includes 1,538,462 shares held by Winn Family Ltd., a limited partnership of which Mr. Winn is a general partner. Mr. Winn disclaims beneficial ownership of the shares held by such limited partnership except to the extent of his prorata interest in the limited partnership. Includes 70,000 shares subject to presently exercisable options held by Mr. Winn.

(3) Includes 342,500 shares owned by a family trust, of which Dr. David L. Winn is the sole trustee; 97,250 shares owned by trusts for Dr. Winn's children, of which he is the sole trustee; and 151,150 shares directly owned by Dr. Winn's wife, as to all of which shares Dr. Winn disclaims beneficial ownership. Also includes 1,538,462 shares held by Winn Family Ltd., a limited partnership of which Dr. Winn is a general partner. Dr. Winn disclaims beneficial ownership of the shares held by such limited partnership except to the extent of his prorata interest in the limited partnership.

(4) Includes 312,500 shares owned by the family trust of which Carol W. Dunaway, Mr. Dunaway's wife, is the sole trustee; 153,450 shares owned by trusts for James R. Dunaway's children of which Mrs. Dunaway is sole trustee; 133,056 shares held in custodianship accounts for Mr. Dunaway's children, of which Mrs. Dunaway is the sole custodian; 27,594 shares owned by trusts for Mr. Dunaway's children, of which an unrelated individual is trustee but of which Mrs. Dunaway is settlor with the power to revoke; 1,538,462 shares owned by Winn Family, Ltd., a limited partnership of which Mrs. Dunaway is a general partner; and 2,162,500 shares directly owned by Mrs. Dunaway, as to all of which shares Mr. Dunaway disclaims beneficial ownership.

(5) Includes 312,500 shares owned by a family trust, of which Carol W. Dunaway is the sole trustee; 153,450 shares owned by trusts for Mrs. Dunaway's children, of which she is the sole trustee; 133,056 shares held in custodianship accounts for Mrs. Dunaway's children, of which she is the sole custodian; 27,594 shares owned by trusts for Mrs. Dunaway's children, of which an unrelated individual is trustee but of which Mrs. Dunaway is settlor with the power to revoke; and 34,150 shares directly owned by James
    R. Dunaway, Jr., Mrs. Dunaway's husband, as to all of which shares Mrs. Dunaway disclaims beneficial ownership. Also includes 1,538,462 shares held by Winn Family Ltd., a limited partnership of which Mrs. Dunaway is a general partner. Mrs. Dunaway disclaims beneficial ownership of the shares held by such limited partnership except to the extent of her prorata interest in the limited partnership.

(6) Winn Family, Ltd., was organized on May 11, 1994. Limited partners are Francis W. Winn and Nancy K. Winn. The general partners are Stephen T. Winn, Manager, Carol Winn Dunaway and Dr. David L. Winn. The general partners have equally shared power to vote and/or dispose of the Partnership assets including the Common Stock of the Corporation.

(7) Includes 1,500 shares directly owned by Mr. Berkeley's wife, 5,000 shares directly owned by Mr. Berkeley's daughter and 10,000 shares held in trusts for Mr. Berkeley's children, of which Mrs. Berkeley is the trustee, as to all of which shares Mr. Berkeley disclaims beneficial ownership.

(8) Includes 18,000, 20,000 and 15,500 presently exercisable options held by Messrs. Healy, Liles and Wheeler respectively.

(9) Includes 5,772,212 shares owned by persons and entities other than the directors and named executive officers as described in footnotes (1)-(8) above, and as to which shares such directors and named executive officers disclaim beneficial ownership; and 123,500 shares subject to presently exercisable options held by the named executive officers (including Mr. Stephen T. Winn).

                             EXECUTIVE COMPENSATION

     The federal government mandates that the Corporation's Proxy Statement set forth certain information regarding the compensation of all individuals who served as the Corporation's Chief Executive Officer during the last completed fiscal year and the other four most highly compensated executive officers who were serving as executive officers at the end of the Corporation's last completed fiscal year. There are individuals in the employ of the Corporation who are not executive officers but who had higher fiscal 1994 compensation than some of the named executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                        ------------------------    -------
                                                                                      SECURITIES
                                        ANNUAL COMPENSATION                           UNDERLYING
                                ------------------------------------    RESTRICTED     OPTIONS/
                                                        OTHER ANNUAL      STOCK        SAR'S(4)      LTIP         ALL OTHER
        NAME AND                 SALARY                   COMPEN-         AWARDS        (# OF       PAYOUTS        COMPEN-
   PRINCIPAL POSITION   YEAR     ($)(1)     BONUS($)    SATION($)(3)      ($)(4)       SHARES)      ($)(4)     SATION($)(3)(6)
- ----------------------------    --------    --------    ------------    ----------    ----------    -------    ---------------
Stephen T. Winn         1994    $300,008    $300,008           0            N/A               0       N/A          $ 4,091
President/CEO           1993     290,004     290,004           0            N/A          50,000       N/A            6,493
                        1992     280,008     163,800           0            N/A               0       N/A            4,035
Francis W. Winn         1994     225,000           0           0            N/A               0       N/A            2,701
Chairman of the         1993     225,000           0           0            N/A               0       N/A            1,237
Board/Founder           1992     225,000           0           0            N/A               0       N/A            1,001
E. Dean Liles(5)        1994     244,992     156,795(2)        0            N/A               0       N/A            7,298
President               1993      98,308      75,697           0            N/A         100,000       N/A              312
Fast-Tax Division       1992         N/A         N/A         N/A            N/A             N/A       N/A              N/A
M. Brian Healy          1994     161,250      67,725(2)        0            N/A          10,000       N/A            6,917
Group Vice Pres.        1993     153,750      85,331           0            N/A          15,000       N/A           16,046
Finance and Admin.      1992     147,000      49,348           0            N/A               0       N/A            3,684
Wendell L. Wheeler      1994     137,502      33,000(2)        0            N/A               0       N/A            6,700
President               1993     132,500      42,400           0            N/A           6,250       N/A           13,715
EFS Division            1992     127,502      70,432           0            N/A               0       N/A            3,496

- ---------------

(1) Includes amounts of base salary deferred at the election of the executive pursuant to the Corporation's 401(k) Plan, a defined contribution plan.

(2) Does not include certain additional future payments which may be payable to Messrs. Liles, Healy, and Wheeler pursuant to the individual performance component of the Corporation's 1989 Annual Incentive Plan. The full 1994 individual performance portion was not calculable through the latest practicable date for inclusion in this Proxy Statement. Pursuant to the instructions to Reg. S-K, Item 402(b)(2)(iii)(B), such non-calculable amounts will be disclosed in the subsequent fiscal year in the appropriate column for the fiscal year in which earned. The maximum additional amount that could be distributed is as follows: E. Dean Liles $39,200, M. Brian Healy $29,025, and Wendell L. Wheeler $22,000; the minimum amount in all cases could be zero.

(3) Pursuant to the Securities and Exchange Commission's rules, amounts for perquisites and other personal benefits for fiscal years ended after December 15, 1992, which do not exceed the lesser of $50,000 or ten percent of the named executive officer's salary and bonus, are not required to be disclosed.

(4) The Corporation does not maintain stock appreciation rights, restricted stock or long-term incentive plans.

(5) Mr. Liles joined the Corporation on August 3, 1993.

(6) Amounts in this column consist of, where applicable, the following: amounts contributed by the Corporation pursuant to the Corporation's 401(k) Plan (which are 100% vested), group life insurance premiums, Achievers Club participation and Presidential Awards for each of the named executive officers for each fiscal year shown:

                                                                      GROUP LIFE       ACHIEVERS
                                                     401(K) PLAN      INSURANCE          CLUB          PRESIDENTIAL
                                            YEAR     CONTRIBUTION      PREMIUMS      PARTICIPATION        AWARDS
                                            ----     ------------     ----------     -------------     ------------
        Stephen T. Winn                     1994        $2,245           $174           $ 1,672        Not Eligible
                                            1993         1,799            174             4,520        Not Eligible
                                            1992         1,309            174             2,552        Not Eligible
        Francis W. Winn                     1994         2,250            451                 0                   0
                                            1993           786            451                 0                   0
                                            1992           550            451                 0                   0
        E. Dean Liles                       1994         2,250            288             4,760                   0
                                            1993           240             72                 0                   0
                                            1992           N/A            N/A               N/A                 N/A
        M. Brian Healy                      1994         2,250            288             4,379                   0
                                            1993         1,649            288             4,187              $9,922
                                            1992           995            174             2,515                   0
        Wendell L. Wheeler                  1994         2,063            288             4,349                   0
                                            1993         1,590            288             4,187               7,650
                                            1992         1,126            288             2,082                   0

                   OPTIONS/SAR(1) GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1994 to the five executive officers named in the Summary Compensation Table.

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL
                                                                                          RATES OF STOCK
                              NUMBER OF     PERCENTAGE OF                                      PRICE
                             SECURITIES     TOTAL OPTIONS    EXERCISE OR                 APPRECIATION FOR
                             UNDERLYING       GRANTED TO     BASE PRICE                   OPTION TERM(5)
                               OPTIONS       EMPLOYEES IN     ($/SHARE)    EXPIRATION   -------------------
           NAME             GRANTED(#)(2)   FISCAL YEAR(3)       (4)          DATE       5%($)      10%($)
- --------------------------  -------------   --------------   -----------   ----------   --------   --------
Stephen T. Winn...........           0            N/A             N/A             N/A        N/A        N/A
Francis W. Winn...........           0            N/A             N/A             N/A        N/A        N/A
E. Dean Liles.............           0            N/A             N/A             N/A        N/A        N/A
M. Brian Healy............      10,000             8%           $9.00      12/31/2002   $132,971   $192,923
Wendell L. Wheeler........           0            N/A             N/A             N/A        N/A        N/A

- ---------------
(1) The Corporation does not maintain a stock appreciation rights plan.

(2) During the five-year period following the grant, options are subject to exercise only in cumulative installments of 20% per year, so that they are subject to exercise in full only upon the expiration of five years following the date of grant. Options may be exercised only while the holder is employed by the Corporation and up to three months thereafter in the case of retirement and up to 12 months thereafter in the case of disability. An option is subject to exercise by an employee's estate for 12 months after the death of the employee.

(3) In the 1994 fiscal year ending December 31, 1994, eighteen employees received stock options.

(4) The price for shares to be purchased under the granted options is the fair market value of the Corporation's Common Stock on the date of the grant (fair market value being the mean between the "bid" and "ask" at closing on the day of grant). Payment for shares purchased is made upon the exercise of the option and may be paid to the Corporation either in cash or, at the discretion of the Compensation

    Committee of the Board of Directors, by delivery of shares of the Corporation's Common Stock having a fair market value on the date of exercise equal to the option price, or by a combination of cash and the delivery of such shares.

(5) The amounts set forth reflect the potential realizable value of the options granted at assumed annual rates of stock appreciation of 5% and 10% through December 31, 2002, the expiration date of the options. The use of 5% and 10% is pursuant to Securities and Exchange Commission requirements and is not intended by the Corporation to forecast possible future appreciation.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the exercise in fiscal year 1994 of options to purchase Common Stock by the five executive officers named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1994.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                          UNDERLYING UNEXERCISED           THE-MONEY-OPTIONS AT
                                                        OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                              SHARES                               (#)                             ($)
                            ACQUIRED ON     VALUE      ----------------------------    ----------------------------
                             EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           NAME                 (#)          ($)           (#)             (#)             ($)             ($)
- --------------------------  -----------    --------    -----------    -------------    -----------    -------------
Stephen T. Winn...........       0             0          70,000          80,000        $ 265,030       $ 470,040
Francis W. Winn...........       0             0               0               0                0               0
E. Dean Liles.............       0             0          20,000          80,000          115,000         460,000
M. Brian Healy............       0             0          18,000          22,000           73,125         142,500
Wendell L. Wheeler........       0             0          16,250          15,000           60,789          58,755

- ---------------

(1) Calculated by multiplying the number of shares by the difference between the fair market value of the Common Stock underlying the options at December 31, 1994 ($11.50 per share) and the relevant exercise price(s) of the options.

Note: In addition to the tables set forth above, the federal rules under which the Corporation's Proxy Statement was prepared provide for a Long-Term Incentive Plan Awards Table and a Pension Plan Table. These tables do not appear in this Proxy Statement because the Corporation does not maintain any long term incentive plan nor any defined benefit or actuarial pension plan.

                              EMPLOYMENT CONTRACTS

     On August 3, 1993, the Corporation and Mr. E. Dean Liles entered into an arrangement whereby Mr. Liles became President of the Corporation's Fast-Tax Division, reporting directly to the Corporation's President. The arrangement provides Mr. Liles with an opportunity to achieve a maximum bonus of 80% of base salary pursuant to the terms and conditions of the Corporation's 1989 Annual Incentive Plan; a guaranteed minimum bonus of 40% of base salary for 1994; and a stock option for 100,000 shares of the Corporation's Common Stock pursuant to the terms and conditions of the Computer Language Research, Inc., 1982 Stock Option Plan. The arrangement with Mr. Liles does not provide for any payment in case of his termination for "cause", as that term is defined in the writing setting forth the arrangement. In case of termination for any reason other than cause, the Corporation's sole obligation is to pay Mr. Liles an amount equal to his then current annualized base salary, minus any required withholding, such amount to be paid in twelve equal monthly payments commencing 30 days after such termination. In consideration of his employment by the Corporation and/or the aforesaid termination payment, Mr. Liles has agreed that he will not compete with the Corporation for a period of 18 months after termination of his employment.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Computer Language Research, Inc. specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts nor be deemed to be solicitation material.

STATEMENT OF POLICY RELATING TO COMPENSATION OF SENIOR EXECUTIVES

     The compensation of the Corporation's senior executives, as administered by the Compensation Committee of the Board of Directors, shall be a function of several factors, including the following: total return to shareholders (including dividend payments and stock price appreciation); performance of the Corporation in the market place vis-a-vis its competitors; financial performance of the Corporation (including net profits and earnings per share); the quality and timeliness of the Corporation's products and services; maintenance of a reasonably skilled workforce which is not in excess of that needed to produce the Corporation's products in a timely fashion; maintenance of technological parity with the Corporation's competitors; and certain confidential and/or subjective factors. The Committee believes identifying the confidential factors would adversely affect the Corporation. Prevailing executive compensation levels among public software corporations with revenues similar to those of the Corporation, wherever located and among public corporations, regardless of industry, with revenues similar to those of the Corporation, located in the Dallas/Fort Worth area are also considered by the Committee in its administration of the Corporation's executive compensation. A substantial portion of the total annual compensation of each senior executive must be contingent upon the performance of the Corporation (or a sub-part) against such standards as well as upon the individual contribution of each officer.

ADMINISTRATION

     The Compensation Committee determines the compensation of the President and Chief Executive Officer and all management personnel reporting directly to the President, including the named executive officers whose compensation is detailed in this Proxy Statement.

     It is the intention of the Compensation Committee to assess, on an annual basis, the effectiveness of the Corporation's compensation program for senior executives according to the factors set forth in the Statement of Policy. Typically, at its February meeting, the Compensation Committee will review comparative executive compensation data from other public corporations in the Dallas/Fort Worth area with revenues similar to those of the Corporation and, on a national basis, other public corporations in Standard Industrial Code (SIC) 737 (computer and data processing services) with revenues similar to those of the Corporation. Usually, at its April/May meeting, the Compensation Committee will make compensation decisions regarding specific executives.

COMPONENTS OF SENIOR EXECUTIVE COMPENSATION

     The Corporation has purposely limited the number of components in the compensation program for senior executives to base salary, bonus, stock options (to a limited degree) and an executive group life insurance program. In addition to these components, there are several standard benefit plans available to all employees of the Corporation. In addition, the named executive officers are eligible for participation in the Corporation's Achievers Club incentive program which is not available to all employees of the Corporation.

BASE SALARY

     In order to attract and retain competent and experienced senior executives, the Compensation Committee seeks to maintain base salaries which are competitive with comparable software companies and other local public companies of similar size, taking into account the responsibilities being undertaken by and the experience of an executive, in addition to various confidential and/or subjective considerations. The Committee does not attempt to mechanically set salaries so as to correspond to the high, median or low end of the survey data. The most recent review of the appropriateness of base salary levels for senior executives was made by the Compensation Committee in February, 1995, using survey data specifically requested by the Committee from the Corporation's Director of Human Resources. The Committee was satisfied that the Corporation was neither overpaying nor underpaying its senior executives.

     In determining base salary for senior executives, the Compensation Committee also takes into consideration the fact that the executives may be eligible to participate in the Corporation's benefit plans, which include a group health plan, group life insurance plan, long term disability insurance plan, a Section 401(k) plan and a stock option plan. In addition, the Committee takes into consideration the fact that the Corporation does not maintain a pension plan, a long-term incentive plan, a restricted stock plan, a supplemental retirement benefit plan, a retirees' health plan, or a short-term disability insurance plan.

     With respect to the base salary granted to the President and Chief Executive Officer in 1994, the Compensation Committee took into account, in addition to various subjective considerations, a comparison of base salaries of chief executive officers of other comparable software companies, the overall success of the Corporation during 1993 in meeting the factors set forth above in the Statement of Policy, the longevity of the President's service to the Corporation and his professional lifetime of experience in the tax compliance business, as well as the assessment by the Compensation Committee of the President's individual performance. When it adopted a resolution relating to an increase in the base salary of the President and Chief Executive Officer from $295,000 to $305,000, at its October 24, 1994, meeting, the Committee took into consideration that: the Corporation's earnings grew 30% from $6,600,000 in fiscal 1992 (excluding a change in accounting method) to $8,500,000 in fiscal 1993; the Corporation increased its quarterly dividend by 33% from $0.06 per share in the first quarter of 1993 to $0.08 per share in the first quarter of 1994; the Corporation's earnings per share increased 27% from $0.48 per share in fiscal 1992 to $0.61 per share in fiscal 1993; and the Corporation's Common Stock closed at $8.50 on October 21, 1994, as compared to $4.00 on January 4, 1993, a 112.5% increase. In addition, with regard to the salary adjustment for the President, the Committee evaluated the overall success of the Corporation during fiscal 1993 in meeting the factors set forth above in the Statement of Policy.

     The Compensation Committee evaluates recommendations for annual salary adjustments to the base salaries of those executives reporting directly to the President. The Chairman of the Board does not receive an annual adjustment. The Committee approved merit increases, effective July 1, 1994, for those named executive officers (other than the President and the Chairman of the Board) whose compensation is detailed in this Proxy Statement averaging 4.2% of then-current base salary. When it adopted resolutions relating to these merit increases for the named executive officers at its April 26, 1994 meeting, in addition to various confidential and/or subjective factors, the Committee took into consideration that: the Corporation's earnings grew 30% from $6,600,000 in fiscal 1992 (excluding a change in accounting method) to $8,500,000 in fiscal 1993; the Corporation increased its quarterly dividend by 33% from $0.06 per share in the first quarter of 1993 to $0.08 per share in the first quarter of 1994; the Corporation's earnings per share increased 27% from $0.48 per share in fiscal 1992 to $0.61 per share in fiscal 1993; and the Corporation's Common Stock had closed at $7.50 on April 18, 1994, as compared to $4.00 on January 4, 1993, an 87.5% increase. The Committee did not establish the relative importance of each factor. With regard to the executives whose compensation is detailed in this Proxy Statement, the Committee also considered such factors as overall success of each executive's group in meeting its annual objectives; managing to or bettering annual operating and capital budgets; undertaking new responsibilities; maintaining proper financial, budgetary, legal and procedural controls; reducing headcount and other overhead; and the executive's contribution to the overall governance and management of the Corporation. In reviewing the individual performance of the senior executives whose compensation is detailed in this Proxy Statement (other than the President), the Compensation Committee takes into account the views of the President.

BONUS

     The Corporation's 1989 Annual Incentive Plan (the "AIP"), which provides an opportunity for participating employees, including the named executive officers whose compensation is detailed in this Proxy Statement, to earn cash bonuses, was devised with the assistance of a leading compensation consulting firm.

For 1994, awards under the AIP to the senior executives whose compensation is detailed in this Proxy Statement were based on one or more schedules setting forth certain levels of "Pretax Profit" or "Profit Contribution". The schedules are established each year by the Compensation Committee, through the exercise of subjective business judgment, taking into account the Corporation's business plan for the forthcoming year. Except for the President, there is a component of the AIP for individual performance.

     The Chairman of the Board does not receive awards under the AIP.

     For 1994, the award to the President under the AIP was based solely on corporate performance against a schedule of "Pretax Profit" for the entire Corporation. For 1994, the award to the President under the AIP was 100% of his base salary as compared to a possible range of 0% to 100% of base salary.

     For 1994, the AIP award to the President -- Fast-Tax Division was governed by the following: 30% of bonus was based on corporate performance against a schedule of "Pre-Tax Profit" for the entire Corporation, 50% was based on performance against a schedule of "Profit Contribution" by the Fast-Tax Division and 20% of bonus was based on individual performance. Pursuant to the employment arrangement described elsewhere in this Proxy Statement under the heading "Employment Contracts", this named executive officer was guaranteed a minimum bonus of 40% of base salary for fiscal 1994. As of the last practicable date for the inclusion of data in this Proxy Statement, the 1994 award to the President -- Fast-Tax Division under the AIP was 64% of his base salary as compared to a possible range of 0% to 80% of base salary.

     For 1994, the award to the President -- Electronic Form Systems Division under the AIP was governed by the following: 30% of bonus was based on corporate performance against a schedule of "Pretax Profit" for the entire Corporation, 50% of bonus was based on EFS Division performance against a schedule of "Profit Contribution" by the EFS Division and 20% of bonus was based on individual performance. As of the last practicable date for the inclusion of data in this Proxy Statement, the 1994 award of the President -- EFS Division under the AIP was 24% of his base salary as compared to a possible range of 0% to 80% of base salary.

     For 1994, the AIP award to the Group Vice President -- Finance & Administration was governed by the following: 70% of bonus was based on corporate performance against a schedule of "Pretax Profit" for the entire Corporation and 30% of bonus was based on individual performance. As of the last practicable date for the inclusion of data in this Proxy Statement, the 1994 award to the Group Vice President -- Finance & Administration under the AIP was 42% of his base salary as compared to a possible range of 0% to 60% of base salary.

     The named executive officers are eligible for an additional AIP award attributable to the individual performance component of their 1994 AIP bonus structure, the actual awards of which will be based on events occurring in 1995 subsequent to the date of this Proxy Statement. These additional awards will range from 0% to 16%, 0% to 16%, and 0% to 18% of base salary for the President -- Fast-Tax Division, the President -- Electronic Form Systems Division and the Group Vice President -- Finance & Administration, respectively. The maximum dollar amount of the additional AIP award for each of these individuals is set forth in footnote 2 to the Summary Compensation Table in this Proxy Statement.

     The Compensation Committee believes that the AIP constitutes an important incentive to management to operate the business of the Corporation in a manner which will lead to the accomplishment of the factors noted in the Statement of Policy set forth at the beginning of this report.

STOCK OPTIONS

     The Compensation Committee made limited use of the 1982 Stock Option Plan as an incentive to the executive officers named in this Proxy Statement in 1994. At its October 24, 1994 meeting, the Compensation Committee, upon the recommendation of the Corporation's President, granted to one of the executives whose compensation is detailed in this Proxy Statement the options shown in the "Options/SAR Grants in Last Fiscal Year" table presented elsewhere in this Proxy Statement.

COMPENSATION COMMITTEE OF COMPUTER LANGUAGE RESEARCH, INC.

February 24, 1995

Merle J. Volding, Chairman
Alfred R. Berkeley III
James R. Dunaway, Jr.
Max D. Hopper

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Computer Language Research, Inc. specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts nor be deemed to be solicitation material.

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the Nasdaq Broad Market Index and the Nasdaq Computer and Data Processing Companies Index (Standard Industrial Code 737 (SIC 7370-7379)) for six December 31 data points, commencing December 31, 1989 and ending December 31, 1994 (a five-year period from December 31, 1989 to December 31, 1994). The historical stock price performances shown on the graph below are not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             OF THE CORPORATION; NASDAQ -- US; NASDAQ SIC 7370-7379

ASSUMES THAT THE VALUE OF THE INVESTMENT IN CLR COMMON STOCK AND EACH INDEX WAS
                           $100 ON DECEMBER 31, 1989.

         MEASUREMENT PERIOD                                         NASDAQ SIC
        (FISCAL YEAR COVERED)                       CLR             7370-7379         NASDAQ - US
12/31/89                                           100.0              100.0              100.0
12/31/90                                            69.1               84.9              106.5
12/31/91                                            83.1              136.3              214.7
12/31/92                                           102.9              158.6              231.0
12/31/93                                           222.8              180.9              244.6
12/31/94                                           332.2              176.9              297.9

                              INDEPENDENT AUDITORS

     The Board of Directors, in conjunction with its Audit Committee, has selected Ernst & Young as independent auditors to examine the Corporation's financial statements for the 1995 fiscal year. Representatives of Ernst & Young are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all
Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1994 all Section 16(a) filing requirements applicable to its greater than 10% beneficial owners, directors and officers were complied with.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. For shareholder proposals to be considered for inclusion in the Proxy Statement and proxy relating to the 1996 Annual Meeting of Shareholders, such proposals must be received by the Corporation in writing not later than December 1, 1995. Such proposals should be sent by certified mail, return receipt requested, to Computer Language Research, Inc., 2395 Midway Road, Carrollton, Texas 75006, Attention: Secretary. Such proposals must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to inclusion of shareholder proposals. Each shareholder proposal submitted to the Corporation must be received in a timely fashion and should indicate the full and correct registered name and address of the shareholder making the proposal and the number of shares of Common Stock owned by the proponent. If beneficial ownership is claimed, documentary proof thereof should be submitted with the proposal. In addition, a proponent must notify the Corporation in writing of his or her intention to appear personally or by proxy at the meeting to present the proposal for action.

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Corporation. All costs incurred in the solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, officers and employees of the Corporation may solicit proxies by telephone, telegraph, or personally, without additional compensation. The Corporation also may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Corporation will reimburse such brokerage houses and other custodians, nominees, and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

                                 ANNUAL REPORT

     The Annual Report to Shareholders of the Corporation for 1994, including financial statements for the fiscal year ended December 31, 1994, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                 OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named as proxies in the accompanying proxy to vote in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            DOUGLAS H. GROSS
                                            Secretary

Carrollton, Texas
April 1, 1995

                                                                       EXHIBIT A

                        COMPUTER LANGUAGE RESEARCH, INC.

                 NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN

     SECTION ONE. NAME. This stock option plan for non-employee directors of Computer Language Research, Inc. (the "CORPORATION") shall be known as the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan (the "PLAN").

     SECTION TWO. PURPOSE. This Plan enables the Corporation to attract and retain persons of outstanding credentials and competence to serve as members of the Corporation's Board of Directors (the "BOARD") and to more closely align the interests of the non-employee members of the Board with those of the Corporation's shareholders and to motivate non-employee members of the Board to take such actions as shall improve corporate performance on a long-term basis.

     SECTION THREE. EFFECTIVE DATE. The effective date of this Plan shall be August 4, 1994, the date on which this Plan was adopted by the Corporation's Board of Directors subject to the approval of the Corporation's shareholders at the annual meeting of shareholders to be held in 1995.

     SECTION FOUR. TERMINATION DATE. This Plan shall terminate on the earlier of August 4, 2004 or on such date as the Board in its sole discretion shall determine to terminate or abandon this Plan (the "TERMINATION DATE").

     SECTION FIVE. PARTICIPATION. Participation in this Plan shall be limited to non-employee directors, that is, to persons who are members of the Board and who are not full time employees of the Corporation (the "PARTICIPANTS", a "PARTICIPANT"). The term "Participant" does not include advisory, emeritus or honorary directors.

     SECTION SIX. NONSTATUTORY OPTIONS. Each Option1 shall be a nonstatutory stock option, not intended to meet the requirements of Section 422 of the Code2.

     SECTION SEVEN. AVAILABLE SHARES. The total number of shares of Common Stock3 with respect to which Options to purchase may be granted pursuant to this Plan shall not exceed 250,000, subject to adjustment as provided in this Plan. Subject to the Committee's modification of share usage and/or issuance intended to conform this Plan and any Options to the requirements of Rule 16b-3, shares of unissued Common Stock subject to Options which expire, terminate, or are canceled or forfeited for any reason under this Plan shall again become available for the granting of Options.

     SECTION EIGHT. ADMINISTRATION.

          A. THE COMMITTEE. The Plan shall be administered by a Committee of the Board comprised of not less than two members of the Board, none of whom shall be a Participant (the "COMMITTEE").

          B. COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum. The approval of a quorum, expressed by a vote at a meeting, or the unanimous written consent of all members without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of this Plan.

- ---------------

1 "OPTION" means a right, granted under the provisions of this Plan, to purchase, as provided in this Plan, shares of Common Stock at a specified price during specified time periods.

2 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.

3 "COMMON STOCK" means the Corporation's common stock, $0.01 par value, and such other stock as may be substituted for Common Stock pursuant to this Plan.

          C. COMMITTEE AUTHORITY. Subject to the provisions of Section 8D of this Plan, the Committee may adopt, amend, suspend, waive and rescind all rules, regulations and procedures and make all other decisions and determinations and take all other actions as it shall deem necessary or proper for the administration of this Plan. The Committee may also interpret this Plan and the Committee's interpretation shall be full, final and conclusive and binding on all persons and entities, including, without limitation, the Corporation, Participants, persons claiming any rights under this Plan from or through any Participant, and shareholders. The Committee may consult with legal counsel, who may be counsel for the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the written advice of legal counsel. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer, manager or other employee of the Corporation, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of this Plan. The Committee may delegate to officers or managers of the Corporation the authority, subject to such terms as the Committee shall determine, to perform administrative functions under this Plan. In no event shall the Committee or the Board have any power or authority which would cause this Plan to fail to be a plan described in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          D. AMENDMENT. Subject to the following sentences, the Committee may from time to time amend or modify this Plan. No such amendment shall impair without a Participant's consent any outstanding Option or deprive any Participant of any shares of Common Stock which he or she may have acquired through the exercise of any Option, except such an amendment made to cause this Plan to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. No such amendment shall be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3. No such amendment shall be made within six months after any previous amendment, except to the extent such amendment is required to comply with changes to the Code, ERISA, or the rules thereunder.

          E. RULE 16B-3. The Corporation intends that this Plan and its operation comply with the provisions of Rule 16b-3 under the Exchange Act. The amount, nature and timing of all Options, the selection of Participants to whom grants of Options are to be granted, the number of shares subject to any Option, the Exercise Price of any Option, the periods during which any Option may be exercised, and the term of any Option shall be automatically determined as provided in this Plan and the Committee shall have no discretion as to such matters. The Committee at all times shall be empowered to take all actions reasonably required to permit this Plan to comply with the provisions of Rule 16b-3 under the Exchange Act. The Committee shall not be empowered to take any action which would result in this Plan failing to qualify as a formula plan under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Option or Option agreement held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for Options under this Plan to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

     SECTION NINE. GRANTS. All grants provided for in this Section Nine shall be subject to the approval of the Plan by the Corporation's shareholders at the annual meeting of shareholders to be held in 1995. As soon as practicable after the grant of any Option hereunder, the Corporation and the Participant shall enter into a Stock Option Agreement evidencing the Option so granted. The agreement shall be in such form, consistent with the Plan, as the Committee shall deem appropriate.

          A. INITIAL GRANTS. Those persons who were elected Directors of the Corporation at the annual meeting of the Corporation's shareholders on April 26, 1994, shall, if he or she shall be a Participant, be granted, without further action by the Board of Directors, an Option to purchase 7,500 shares of Common

     Stock at an exercise price per share equal to the Fair Market Value4 of a share of Common Stock on August 4, 1994.

          B. NEW DIRECTOR GRANTS. Commencing on August 4, 1994, each time a person shall, for the first time, be elected a director of the Corporation by vote of its shareholders or by vote of a majority of the directors pursuant to the provisions of Section 4 of the Corporation's Bylaws, such person, if he or she shall be a Participant, shall be granted, without further action by the Board or the Committee, an Option to purchase 7,500 shares of Common Stock at an exercise price per share equal to the Fair Market Value of a share of Common Stock at the date of election.

          C. RE-ELECTED DIRECTOR GRANTS. Commencing on August 4, 1994, each time a person shall be re-elected a director of the Corporation by vote of its shareholders, such person, if he or she shall be a Participant, shall be granted without further action by the Board or the Committee, an Option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the Fair Market Value of a share of Common Stock at the date of election.

     SECTION TEN. EXERCISABILITY & RESTRICTION ON SALE OF PURCHASED SHARES.

          A. GENERAL. Subject to the provisions of Section 10B, after each of the first five anniversaries of the grant of an Option, a Participant may purchase respectively 20%, 40%, 60%, 80% and 100% of the Common Stock subject to the Option.

          B. SPECIAL CIRCUMSTANCES. Notwithstanding the provisions of Section 10A, each outstanding Option (i) shall become immediately exercisable in full upon the Termination Date, a Participant's death; a Participant becoming Disabled5; or a Participant's retirement from the Board with at least five year's service as a director; and (ii) shall become exercisable in full immediately prior to the effective date of any Change in Control6.

- ---------------

4 "FAIR MARKET VALUE" on any date means the closing price of the Common Stock reported in The Wall Street Journal for such date (or the preceding business day if such date is not a business day), if the Common Stock is quoted in the NASDAQ National Market System or, if the Common Stock shall cease to be quoted, the value of the Common Stock as reasonably determined in good faith by the Committee using a generally accepted methodology for valuing stock.

5 The term "DISABLED" shall have the meaning set forth in Section 422(c)(6) of the Code.

6 A "CHANGE OF CONTROL" of the Corporation shall be deemed to have occurred upon the happening of any of the following:

          A. The acquisition of BENEFICIAL OWNERSHIP (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote for the election of directors by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding the Corporation its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Corporation or its subsidiaries), such acquisition being other than from the Corporation or pursuant to an "Excluded Transaction" (as defined below);

          B. The individuals who, as of April 26, 1994, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided that any individual, nominated for election to the Board by at least a majority of the Incumbent Board and subsequently elected a director by vote of the Corporation's shareholders, shall be considered to be a member of the Incumbent Board.

          C. Approval by the shareholders of the Corporation of (i) a reorganization, merger, consolidation, or similar business combination, other than an Excluded Transaction, (ii) a liquidation or dissolution of the Corporation, or (iii) the sale of all or substantially all of the assets of the Corporation, other than an Excluded Transaction.

          C. RESTRICTION ON SALE OF PURCHASED SHARES. Unless permitted by the provisions of Rule 16b-3 under the Exchange Act, no shares acquired upon exercise of an Option granted pursuant to this Plan shall be sold within six months of the date of grant of such Option.

     SECTION ELEVEN. OPTION ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial adverse impact on the value of the issued Common Stock, the total number of shares available for Options under this Plan shall be simultaneously and commensurately adjusted and the number of shares covered by each unexercised or unexercisable outstanding Option and/or the Exercise Price for each unexercised or unexercisable outstanding Option shall be simultaneously adjusted so that the net economic value of each such unexercised or unexercisable outstanding Option shall be the same as it was prior to the aforesaid action.

     SECTION TWELVE. OPTION TERMINATION. Each Option shall automatically terminate upon the earliest of: (i) one year after the Termination Date, (ii) one year after a Participant ceases to be a director of the Corporation by reason of death, (iii) one year after a Participant ceases to be a director of the Corporation by reason of a Participant's becoming Disabled, (iv) one year after a Participant ceases to be a director of the Corporation by reason of retirement from the Board with at least five years service as a director; (v) the date a Participant ceases to be a director of the Corporation for any other reason; or (vi) the effective date of any Change of Control. No decision by the Board to terminate this Plan prior to the Termination Date, shall affect any Options then outstanding under this Plan.

     SECTION THIRTEEN. NO EXERCISE OBLIGATION. No Participant shall be under any obligation to exercise any Option granted to him or her under this Plan.

     SECTION FOURTEEN. NOTICE OF EXERCISE. Each Participant may exercise an Option by giving written notice of the exercise to the Corporation, specifying the number of shares to be purchased, accompanied by payment in full (in cash or by check only) of the Exercise Price for the shares of Common Stock to be purchased.

     SECTION FIFTEEN. NONTRANSFERABILITY. No Option granted under this Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution. During the Participant's lifetime, Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. If a Participant dies while a director of the Corporation, the Options held by such deceased Participant's estate shall be exercisable by the Participant's legal representatives, heirs, legatees, or distributees.

     SECTION SIXTEEN. NONHYPOTHECATION. No right or interest of a Participant in any Option shall be pledged, encumbered or hypothecated to or in favor of any person or entity other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any person or entity other than the Corporation.

     SECTION SEVENTEEN. NO RIGHT TO OFFICE. This Plan shall not be construed as conferring any rights upon any Participant to continue as a member of the Board, nor shall it interfere with the rights of the Corporation or its shareholders to renominate or not renominate or to re-elect or not re-elect a director.

     SECTION EIGHTEEN. GOVERNING LAW. Except as otherwise required by applicable federal laws, this Plan shall in all respects be governed by and construed in accordance with the laws of the State of Texas (without regard to principles of conflicts of law) and exclusive jurisdiction and venue of all disputes arising out of or


- --------------------------------------------------------------------------------
An "EXCLUDED TRANSACTION" means a reorganization, merger, consolidation, or similar business combination or the sale of all or substantially all of the assets of the Corporation (each being a "Transaction"), in each case with respect to which persons who were the shareholders of the Corporation immediately prior to such Transaction, own directly or indirectly, immediately after such Transaction, more than 50% of the combined voting power of the then-outstanding securities entitled to vote for the election of directors of the reorganized, merged or consolidated corporation, or the corporation than acquired such assets.

relating to this agreement shall be in any state or federal court of appropriate jurisdiction in Dallas County, Texas. This Plan shall be performable in Dallas County, Texas.

     SECTION NINETEEN. CONSTRUCTION. For purposes of this Plan, the word "or" is disjunctive but not necessarily exclusive. Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                 FOR  WITHHELD                                                                               FOR  AGAINST ABSTAIN
1.  Election of  / /    / /    NOMINEES: Francis W. Winn, Stephen T. Winn,   2. Proposal to adopt Computer   / /    / /     / /
    Directors:                           Dr. David L. Winn, Alfred R.           Language Research, Inc.,
                                         Berkeley III, James R. Dunaway,        Non-Employee Directors'
                                         Jr., Merle J. Volding and Max D.       1994 Stock Option Plan.
                                         Hopper


For, except vote withheld from the following nominee(s):

________________________________________________________






SIGNATURE(S)______________________________________________    DATE _____________

SIGNATURE(S)______________________________________________    DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


- --------------------------------------------------------------------------------


PROXY

                       COMPUTER LANGUAGE RESEARCH, INC.

                                   PROXY CARD

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Francis W. Winn and Stephen T. Winn, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held at 9:30 a.m., Tuesday, May 2, 1995 and at any adjournment thereof.

ELECTION OF DIRECTORS. The following have been nominated by the Board of Directors for election as Directors of the Corporation: Francis W. Winn, Stephen T. Winn, Dr. David L. Winn, Alfred R. Berkeley III, James R. Dunaway, Jr., Merle J. Volding and Max D. Hopper. To instruct the Proxies to vote your shares for all of these nominees for Director, place an "X" in the FOR box in place #1 on the reverse side of this card. To instruct the Proxies to vote your shares for all of these nominees for Director except for a certain nominee or nominees from whom you want to withhold your vote, print the name or names of the nominee or nominees from whom you want to withhold your vote on the line in place #1 on the reverse side of this card. To instruct the Proxies to withhold your shares from the vote for all of these nominees for Director, place an "X" in the WITHHELD box in place #1 on the reverse side of this card. Unless otherwise specified, this proxy will be voted FOR the election of all nominees for Director identified in this paragraph.

PROPOSAL TO ADOPT THE COMPUTER LANGUAGE RESEARCH, INC., NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN. To instruct the Proxies to vote your shares in favor of adoption of the Plan, place an "X" in the FOR box in place #2 on the reverse side of this card. To instruct the Proxies to vote your shares against adoption of the Plan, place an "X" in the AGAINST box in place #2 on the reverse side of this card. To instruct the Proxies to abstain from voting your shares with regard to adoption of the Plan, place an "X" in the ABSTAIN box in place #2 on the reverse side of this card. Unless otherwise specified, this proxy will be voted FOR the proposal identified in this paragraph.

     Unless otherwise specified, this proxy will be voted in the discretion of the Proxies on such other matters as may properly come before the Meeting.

         -------------------------------------------------------------
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
         -------------------------------------------------------------

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